UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 23, 2011

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South King Street, Seattle, Washington	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5342

345 Chapala Street, Santa Barbara, California 93101
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report are “forward-looking statements.” Forward-looking statements reflect current views about future events and financial performance based on certain assumptions. They include opinions, forecasts, intentions, plans, goals, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “believes,” “anticipates,” “intends,” “estimates,” “approximates,” “predicts” or “projects,” or the negative or other variation of such words, and similar expressions may identify a statement as a forward-looking statement. Any statements that refer to projections of future financial performance, anticipated growth and trends in Lenco Mobile Inc.’s or iLoop Mobile, Inc.’s business, goals, strategies, focus and plans and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results and the development of Lenco’s or iLoop’s products, are forward-looking statements. Forward-looking statements in this report may include statements about:

●	the ability to obtain anticipated synergies and benefits from the Merger (as defined below);

●	the ability to obtain future financing to support our operations when needed;

●	the ability to control operating costs and fully implement the current business plan;

●	the ability to successfully launch mobile phone services and solutions with new Wireless Carriers;

●	the timing and ability of Wireless Carriers to invest in and roll out next generation mobile networks; and

●	anticipated trends in technology and the ability to adapt to changes in technology.

Forward-looking statements are subject to certain events, risks and uncertainties. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this report as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, among others, the risks described in this report, as well as in other reports and documents Lenco files with the Securities and Exchange Commission. Caution should be taken not to place undue reliance on any such forward-looking statements.

Item 1.01.   Entry into a Material Definitive Agreement.

On December 27, 2011, Lenco Mobile Inc. (“Lenco”) completed its acquisition of iLoop Mobile, Inc., a Delaware corporation (“iLoop”), pursuant to an Amended and Restated Agreement and Plan of Merger entered into on December 27, 2011 (as amended, the “Merger Agreement”) by and among Lenco, iLoop, QLP Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Lenco (“Merger Sub”), and Shareholder Representative Services LLC as the iLoop stockholder representative. The Merger Agreement amends and restates the original Agreement and Plan of Merger and Reorganization dated November 6, 2011 among the parties, which was filed as Exhibit 2.1 to Lenco’s Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2011.

In addition, in order to fund obligations that become due shortly after the Merger and the working capital requirements of the combined companies, Lenco sold $5.85 million of Series A Convertible Preferred Stock in a financing transaction (the “Financing”) pursuant to the terms of securities purchase agreements that we entered into with eight investors, each dated December 23, 2011 (the “Securities Purchase Agreement”). $3.9 million of the Series A Convertible Preferred Stock was purchased in exchange for cash that was contributed to Lenco. The remaining $1.95 million of Series A Preferred Convertible Stock was purchased in exchange for the forgiveness of debt owed by Lenco and iLoop.

Summaries of each of the Merger Agreement and the Securities Purchase Agreement follow.

The Merger Agreement

Merger Structure

The Merger was structured as a triangular merger. At the effective time of the Merger on December 27, 2011 (the “Effective Time”), Merger Sub was merged into iLoop with iLoop surviving the merger and continuing as a wholly owned subsidiary of Lenco (the “Merger”).

Merger Consideration

Pursuant to the Merger Agreement, Lenco will pay aggregate consideration comprised of the issuance of approximately (a) 23.1 million shares of Lenco common stock, $0.001 par value (“Lenco Common Stock”) or common stock equivalents, (b) 88,000 shares of Series B1 Convertible Preferred Stock, $0.001 par value (“Series B1 Convertible Preferred Stock”), (c) 58,000 shares of Series B2 Convertible Preferred Stock, $0.001 par value (“Series B2 Convertible Preferred Stock”), (d) $2.55 million in subordinated promissory notes issued to holders of indebtedness of iLoop, (e) the assumption of existing iLoop liabilities of approximately $13 million, (f) $1,600 in cash and (g) the assumption of iLoop’s 2006 Stock Plan and the outstanding options to purchase iLoop Common Stock issued thereunder.

As a result of the Merger, the equity consideration will be distributed as follows:

●	each outstanding share of iLoop common stock held by a stockholder holding more than 1,000 shares of iLoop common stock was converted into the right to receive a share of Lenco Common Stock;

●	each outstanding share of iLoop common stock held by a stockholder holding fewer than 1,000 shares of iLoop common stock was converted into the right to receive $0.25 per share;

●
each share of issued and outstanding iLoop preferred stock was converted into the right to receive (a) approximately 0.5234 shares of Lenco Common Stock and (b) approximately 0.0053 shares of Series B1 Convertible Preferred Stock;

●
each of the common stock purchase warrants issued by iLoop was terminated in exchange for the holders of such warrants having the right to receive a number of shares of Lenco Common Stock equal to one-half of the number of shares of iLoop Common Stock issuable upon exercise of such warrant; and

●
each of the 4,031,405 options to purchase iLoop Common Stock issued under iLoop’s 2006 Stock Plan (the “iLoop Options”) was converted to an option to purchase Lenco Common Stock on the same terms (including the term, exercise price, vesting schedule and status as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) as was applicable immediately prior to the Effective Time.

SlingShop Divestiture

Effective immediately prior to the Merger, iLoop divested itself of its SlingShop subsidiary by distributing all of the equity of SlingShop Inc., its wholly owned subsidiary, in the form of shares of SlingShop Inc. common stock to the holders of iLoop preferred stock.

Holdback

Lenco retained 10% of the Common Stock and Series B1 Convertible Preferred Stock issued to iLoop stockholders as Merger Consideration (the “Holdback Shares”) as a holdback to secure the indemnification obligations of the iLoop stockholders as set forth in the Merger Agreement. Subject to the satisfaction of any claims successfully asserted by any of the Lenco parties entitled to indemnification pursuant to the Merger Agreement, the Holdback Shares will be distributed to the iLoop stockholders eighteen months following the Effective Time.

Representations and Warranties

Lenco and iLoop each made representations and warranties to the other in the Merger Agreement. These include representations and warranties that are customary for a transaction of this nature including the due organization of each entity; the valid authorization of the Merger Agreement; the absence of any conflict with the entity’s charter documents and material contracts; the respective capital structures of each entity; and the accuracy of financial statements and other information provided in connection with the Merger Agreement.

Lenco represented that its recent SEC filings do not contain a misstatement of any material facts and do not omit information necessary to make the statements in the filings not misleading. Lenco has also represented that the shares of Lenco Common Stock, Series B1 Convertible Preferred Stock and Series B2 Convertible Preferred Stock, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

Covenants

Lenco agreed to certain covenants upon the consummation of the Merger including that Lenco will:

●
indemnify the directors and officers of iLoop for a period of six years following the closing of the Merger on terms that are at least as favorable to such officers and directors as those that are currently in place;

●	use reasonable efforts to make Lenco’s employee benefits plans available for the iLoop employees;

●	appoint two of iLoop’s current directors, Matthew Harris and Jorgen Larsen, to Lenco’s board of directors upon closing of the Merger; and

●
submit to a vote of its stockholders at its next annual meeting of stockholders after the closing of the Merger a proposal to amend Lenco’s certificate of incorporation to require Lenco to receive approval from at least 66 2/3% of the members of Lenco’s board of directors before entering into any transaction that involves (a) a change in control, (b) the sale, issuance or potential issuance by Lenco of Lenco Common Stock (or securities convertible into Common Stock) equal to fifteen percent (15%) or more of Lenco’s then outstanding Common Stock, calculated on a fully-diluted basis, and (c) the issuance of indebtedness for borrowed money in excess of a specified amount.

Indemnification Obligations of iLoop Stockholders to Lenco

The iLoop stockholders have agreed to indemnify and hold harmless Lenco, iLoop and their respective officers, directors, agents and employees (“Lenco Indemnified Parties”) from and against any and all losses, liabilities, damages (excluding punitive damages), fees, reductions in value, costs and expenses (collectively, “Indemnifiable Damages”) incurred by reason of (i) the breach, failure or inaccuracy of any representation or warranty made by iLoop in the Merger Agreement and the failure of iLoop’s disclosure schedule to be true and correct as of the date of the Merger Agreement and the closing date or a date specified in the representation or warranty, (ii) any failure of any certification, representation or warranty made by iLoop in any certificate delivered to Lenco pursuant to the Merger Agreement to be true and accurate as of the date such certificate is delivered to Lenco, (iii) any breach of or default in connection with any of the covenants or agreements made by iLoop in the Merger Agreement and iLoop’s disclosure schedule, (iv) any inaccuracies in the final conversion schedule delivered by iLoop to Lenco pursuant to the Merger Agreement, (v) any payments made with respect to shares dissenting from the Merger to the extent that those payments exceed the amount of Merger Consideration that would have been payable to the holder of such shares pursuant to the Merger Agreement and (vi) any of iLoop’s tax liability for the period before closing, except to the extent such tax liability was reflected as a reserve on iLoop’s balance sheet.

The Lenco Indemnified Parties may only make claims for indemnification for a period of eighteen (18) months following the Effective Date; provided, however, such limitation does not apply in the case of matters relating to iLoop’s capital structure, its authority to execute the Merger Agreement, taxes or undisclosed liabilities (collectively, the “iLoop Core Representations”); inaccuracies in the final conversion schedule; or claims based on fraud, willful breach or intentional misrepresentation by iLoop.

The Lenco Indemnified Parties will not be entitled to assert a claim for Indemnifiable Damages under clauses (i) or (ii) above unless and until such time as the claims asserted by all Lenco Indemnified Parties exceed $250,000 in the aggregate, at which time all such claims may be asserted in full from the first dollar thereof; provided, however, that the threshold shall not apply in the case of matters relating to the iLoop Core Representations or claims based on fraud, willful breach or intentional misrepresentation by iLoop.

The maximum aggregate amount of indemnification liability arising under clauses (i) and (ii) above will be limited to the Holdback Shares and the maximum liability of any single iLoop stockholder shall be such iLoop stockholder’s pro rata share of the Holdback Shares; provided, however, that these limitations shall not apply in the case of matters relating to the iLoop Core Representations or claims based on fraud, willful breach or intentional misrepresentation by iLoop. The maximum liability of any single iLoop stockholder arising under clauses (iii), (iv) and (v); resulting from breaches of the iLoop Core Representations; or for claims based on fraud, willful breach or intentional misrepresentation by iLoop shall be limited to such stockholder’s pro rata share of the merger consideration.

Indemnification Obligations of Lenco to iLoop Stockholders

Lenco has agreed to indemnify and hold harmless the iLoop stockholders from and against any and all Indemnifiable Damages incurred by reason of (i) any breach, failure or inaccuracy of any representation or warranty made by Lenco in the Merger Agreement or in Lenco’s disclosure schedule to be true and correct as of the date of the Merger Agreement and the Closing Date or a date specified in the representation or warranty, (ii) any failure of any certification, representation or warranty made by Lenco in any certificate delivered to iLoop pursuant to the Merger Agreement to be true and accurate as of the date such certificate is delivered to iLoop and (iii) any breach of or default in connection with any of the covenants or agreements made by Lenco in the Merger Agreement and Lenco’s disclosure schedule.

The iLoop stockholders may only make claims for indemnification for a period of eighteen (18) months following the Effective Date; provided, however, such limitation does not apply in the case of matters relating to the organization of Lenco, its capital structure or its authority to execute the Merger Agreement (collectively, the “Lenco Core Representations”), or claims based on fraud, willful breach or intentional misrepresentation by Lenco.

The iLoop stockholders will not be entitled to assert a claim for Indemnifiable Damages under clauses (i) or (ii) above unless and until such time as the claims asserted by all iLoop stockholders exceed $250,000 in the aggregate, at which time all such claims may be asserted in full from the first dollar thereof; provided, however, that the threshold shall not apply in the case of matters relating to the Lenco Core Representations or claims based on fraud, willful breach or intentional misrepresentation by Lenco.

The maximum aggregate amount of indemnification liability arising under clauses (i) and (ii) above will be limited to the value of the Holdback Shares at the Closing Date; provided, however, that this limitation shall not apply in the case of matters relating to the Lenco Core Representations or claims based on fraud, willful breach or intentional misrepresentation by Lenco.

Stockholders’ Representative

The Merger Agreement provides that Shareholder Representative Services LLC will be the representative of the iLoop stockholders with full authority to dispute, resolve, settle and compromise all issues relating to the indemnification obligations of the iLoop stockholders.

Fees and Expenses

Generally, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses.

Anticipated Accounting Treatment

The Merger will be accounted for under the purchase method of accounting for financial reporting purposes.

Interests of Lenco Directors and Officers in the Merger

BAJL Investments LLC, a Delaware limited liability company, is an investor in iLoop. The two members of BAJL Investments LLC are James L. Liang, a member of Lenco’s board of directors and an affiliate of Pablo Enterprises LLC, a 10% stockholder of Lenco. BAJL Investments acquired a promissory note from iLoop, which provides for payment of $1.5 million on maturity. The maturity is the earlier of February 22, 2012 or the closing of a transaction involving a change in control. In connection with the Merger, BAJL agreed to convert the promissory note into 13,910 shares of Series A Convertible Preferred Stock, half of which will be issued directly to Mr. Liang.

Warrant Termination Agreements

On December 27, 2011, Lenco entered into warrant termination agreements (the “Warrant Termination Agreements”) with certain holders of warrants issued by iLoop to purchase shares of iLoop common stock. Pursuant to these agreements, each holder of warrants to purchase shares of iLoop common stock consented to the cancellation of the warrants in exchange for a half of a share of Lenco common stock for each share of iLoop common stock the holder was entitled to purchase pursuant to his or her warrant. In connection with the Warrant Termination Agreements, we agreed to issue 356,151 shares of Common Stock. The form of Warrant Termination Agreement is filed as Exhibit 10.1 to this report.

2011 Non-Statutory Stock Option Plan

In connection with the Merger, our board of directors adopted the 2011 Non-Statutory Stock Option Plan (the “2011 Plan”). The 2011 Plan authorizes the issuance of up to 10,984,000 stock options. The 2011 Plan will be used to issue Lenco stock options to certain employees of iLoop for the purposes of retention of such employees. A copy of the 2011 Plan is filed as Exhibit 10.2 to this report and the form of stock option agreement is filed as Exhibit 10.3 to this report.

Securities Purchase Agreements

On December 23, 2011, Lenco entered into securities purchase agreements with accredited investors pursuant to which we agreed to sell an aggregate of 54,252 shares of our Series A Convertible Preferred Stock at a purchase price of $107.84 per share. The Financing resulted in cash proceeds of $3.9 million and conversion of debt owed by Lenco in the amount of $1.95 million. There were no discounts, sales or underwriting commissions incurred in connection with the Financing.

Sterling Capital Partners, an entity of which our former chief executive officer, Michael Levinsohn, is chief executive officer and has an indirect beneficial ownership interest, purchased $200,000 of the Series A Convertible Preferred Stock in the Financing. James L. Liang, a member of our board of directors, purchased $250,000 of the Series A Convertible Preferred Stock in the financing. Each of Sterling Capital and Mr. Liang acquired their Series A Convertible Preferred Stock pursuant to the conversion of convertible promissory bridge notes which, by their terms, automatically converted into the shares of equity securities sold at Lenco’s next qualified equity financing. Copies of the convertible promissory bridge notes were filed as exhibit 4.1 to Lenco’s Reports on Form 8-K filed with the SEC on November 7, 2011 and November 21, 2011.

Material Agreements Attached as Exhibits

The summary descriptions of the Merger Agreement and Securities Purchase Agreements are qualified in their entirety by reference to the copies thereof that are attached as Exhibits 2.1 and 10.4 to this report and are incorporated herein by reference. These agreements have been included to provide Lenco investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about Lenco. The representations, warranties and covenants contained in the agreements were made only for purposes of the respective agreement and as of a specific date, were solely for the benefit of the parties to the agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Lenco or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in Lenco’s public disclosures.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.01.

About iLoop Mobile, Inc.

iLoop is a mobile marketing service provider, offering brands, agencies and media companies access to a leading mobile platform and industry expertise. iLoop’s solutions include mobile marketing strategy, text messaging, mobile coupons with point of sale integration, CRM-based messaging, location-based services and targeting, mobile sites and apps, mobile content delivery, and application programming interfaces that permit a wide range of other mobile services. iLoop Mobile offers its solutions platform as a managed service and under license as a software as a service platform, with strategic professional services when needed.

High Volume Messaging

iLoop’s technology enables high volume, text based mobile messaging campaigns and the delivery of rich media content via the mobile internet. The technology increases messaging throughput, improves marketing efficiencies and significantly reduces network bandwidth usage. Consequently, carriers can support campaigns on a large scale and advertisers can run rich media campaigns that were previously often limited to 160 characters of plain text. Moreover, the technology supports personalization of each rich media message and optimizes the messages, in real time, for each targeted mobile device.

Innovative Targeting

With a targeting engine that relies on an unlimited number of real-time data feeds, the iLoop platform provides marketers the ability to instantly target mobile messages to individual subscribers, based on individual preferences, location, past buying history and even the weather.

Integrated POS Mobile Coupon Redemption Tracking and Location Services

iLoop owns an integrated point of service redemption tracking solution for mobile couponing. The solution not only generates and processes the coupons (text or barcode), but also tracks redemptions in real time (with embedded VeriFone payment terminal and Symbol optical scanner technology), making possible timely, actionable analytics. Moreover, with the recent addition of comprehensive location services to the platform, iLoop can now provide simple location based mobile couponing and complex “geo-fencing” coupon programs, complete with “tripwire” real time coupon delivery. iLoop is currently engaged with a number of large retailers on this solution.

Mobile Site Builder

Responsible for over 1.3 billion page views in 2011, iLoop’s mobile site builder is a designer-friendly mobile internet site creation tool with an intuitive graphical user interface for rapid prototyping and creation of mobile internet sites. Designers can integrate RSS or XML feeds to auto-propagate pages, create form-fields to capture consumer profile data for list building, and deliver mobile content downloads and video streaming. Click-to-call, store locator and maps, viral mobile greeting cards, automated ad-serving and other services are also included. Built-in device detection and page rendering optimize the formatting of site pages and content downloads, ensuring a good experience on a multitude of mobile devices. The site builder provides a code editor for hard-coding site pages, allowing designers and developers to upload page code and code custom scripts. The editor provides mark-up languages and scripting functions for programmers, as well as a library of iLoop macros. Scripts are available for services including Google maps, ad networks, and prize allocation.

Campaign Analytics Dashboard

iLoop’s platform includes a multi-campaign management system. Relying on this dashboard, marketers can build, run and manage thousands of campaigns simultaneously across multiple regions. The platform also includes comprehensive messaging analytics. This capability allows brands to build programs that can run across tens of thousands of locations with centralized control for selected functions and localized control for other functions.

iLoop was incorporated in Delaware in November 2004 under the name iLoop, Inc. iLoop is headquartered in San Jose, CA and has operations in Krakow, Poland.

About Lenco Mobile Inc.

Mobile marketing gives Brand Owners a pervasive reach that extends beyond all other media. 75% of the world’s population carries a mobile device, most of whom keep the device by their side all day. As the number of people who carry a mobile device continues to increase and the amount of time users are spending on their devices grows, so does the potential of mobile marketing. Currently, less than 2% of all marketing dollars are spent on mobile marketing, yet it is apparent that a shift has begun as companies, especially in emerging markets, look to focus marketing efforts towards mobile media. A complex medium to market in, mobile marketers must straddle SMS texts, mobile web, rich mobile media (including MMS) and mobile applications across scores of carriers on thousands of mobile devices. Tried and tested over the last six years, Lenco’s solutions provide Brand Owners and other marketers with a technologically superior platform offering end-to-end service across messaging, rich mobile media and the mobile internet.

Lenco develops, owns and operates mobile phone advertising platforms that are used by mobile telephone network operators (“Wireless Carriers”) and manufacturers, retailers and commercial enterprises (“Brand Owners”) to attract, retain and monetize relationships with consumers. Lenco has been engaged in the mobile phone advertising industry since early 2008.

Lenco’s mobile services and solutions include advertising platforms which are used by Brand Owners to prepare and distribute text messages, also referred to as short message service or “SMS” messages, and multimedia messages or “MMS” messages. In addition to its messaging platform, Lenco has developed a number of mobile marketing solutions that are used by Brand Owners and Wireless Carriers to increase their revenue via the mobile channel. Lenco’s services and solutions include a highly sophisticated MMS messaging platform that enables bulk distribution of MMS messages on an Application to Person, or A2P basis, mobile newspapers, mobile financial statements, mobile greeting cards and mobi sites. Lenco believes that it provides one of the most comprehensive offerings in the mobile advertising industry.

Lenco’s solutions enable Wireless Carriers to enhance the revenue generated from their existing MMS network infrastructure, increase the efficiency of their MMS switching center, and improve the overall quality of the MMS messages that they deliver to their subscribers. The messaging platform is one of the most advanced in use today, with significant throughput capability. Lenco’s bulk MMS messaging A2P server is capable of delivering between 500 and 750 MMS messages per second. Messages are delivered in animated GIF or TIFF format, or in 3GP video format. Besides the SMS and MMS functionality, Lenco’s messaging platform provides location-based services, Unstructured Supplementary Service Data, or USSD, interface protocols and instant messaging capabilities. Lenco’s platforms are software-based and deployed on standard computer servers. They can be installed on both GSM and CDMA networks. International Wireless Carriers, including Vodafone, MTN, StarHub and Optus have successfully deployed Lenco’s solutions. Lenco has successfully delivered in excess of 800 million MMS messages using its proprietary platforms.

Lenco also provides platforms to develop and distribute mobile advertising content. These software platforms facilitate the development of advertising content, in the form of SMS and MMS messages, compression of the advertisement to reduce file size, formatting the message to accommodate the configuration of various mobile phone handset models, and transmission of the advertisement through the Wireless Carrier’s network. Lenco’s mobile marketing campaign design and management system takes the guesswork out of planning and designing MMS message campaigns, allowing qualified designers to efficiently construct a quality MMS message. The system uses standard media formats and provides a simple to use graphical user interface creating MMS messages that meet the display specifications for thousands of mobile devices. A unique feature of Lenco’s MMS messaging platform is the ability to personalize an MMS message, based on preconfigured, individual settings.

Lenco established operations in South Africa in 2006, working with Vodacom to build the market for the adoption of rich media solutions by its customers. Since that time it has added leading banks, retailers and carriers in South Africa to its list of customers. Lenco made the strategic decision in 2009 to expand its business beyond South Africa, and has organized its business development activities into three geographic regions: Americas; Europe, Middle East and Africa; and Asia-Pacific. From regional offices in the U.S., Latin America, South Africa and Singapore, Lenco’s business development teams are pursuing revenue generating opportunities in Singapore, Indonesia, Vietnam, Thailand, Hong Kong, Kenya, Nigeria, Tanzania, Australia, New Zealand, the United Kingdom, United States, Spain, Mexico and Colombia. In each of the aforementioned geographies, Lenco is at varying stages of (1) establishing good relationships with significant decision makers at the major carriers; (2) securing network connectivity; (3) negotiating and executing rate agreements; (4) installing, testing and validating the performance of its platforms.

Lenco generally supplies its messaging platform to Wireless Carriers under a revenue share agreement instead of seeking a large license fee. This minimizes the barrier to sale, increases the value proposition to its customers, aligns its interests with those of its customers, and avoids engaging in potentially long capital expenditure approval cycles. When Lenco sells its offerings to Brand Owners, it typically charges them a modest monthly license fee for use of the messaging platform and/or a per unit message fee for SMS or MMS messages that are transmitted in ad campaigns. In addition, to the extent that Lenco is involved in the creation of content for a customer, we charge a creative fee.

Purposes of the Merger

The combined business of Lenco and iLoop provides a broad suite of solutions to the mobile marketing sector, offering customers advanced technological capabilities to reach millions of consumers on a personalized, targeted basis. The Merger combines Lenco’s international operations and rich media platforms with iLoop’s market leadership in the United States. Together, the combined company possesses operations on five continents, serving leading multi-national brands and Wireless Carriers around the globe.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, Lenco issued $2.55 million of subordinated promissory notes to certain of iLoop’s debt holders. The information set forth in Item 1.01 of this report regarding the Merger is incorporated by reference into this Item 2.03. The following is a summary description of the terms of the subordinated promissory notes. For a complete description of the terms, see the form of subordinated promissory note attached to this report as Exhibit 4.1.

Interest:	The subordinated promissory notes accrue interest at the rate of 12% per annum payable in cash on the anniversary date of the date of issuance.

Amortization:
30% of the outstanding principal amount of the subordinated promissory notes will be repaid on the first anniversary of the date of issuance, 30% will be repaid on the second anniversary of issuance and 40% will be repaid on the third anniversary of issuance.

Maturity:	The subordinated promissory notes mature three years from the date of issuance.

Event of Default:
Upon the occurrence and during the continuation of an event of default, the interest rate payable under the subordinated promissory notes increases by 2%. There is no right of acceleration in an event of default.

Ranking:	The subordinated promissory notes are unsecured and rank junior to any future secured indebtedness.

Liquidation:
In the event of a liquidation of Lenco, the holders of the subordinated promissory notes will be entitled to receive the stated value of their subordinated promissory notes, plus accrued and unpaid interest, after payment of amounts due on Lenco’s Series A Convertible Preferred Stock, but prior to any payment being made on any Series B1 Convertible Preferred Stock, Series B2 Convertible Preferred Stock or any other equity securities.

Redemption:
Holders of the subordinated promissory notes have the right to demand redemption of the notes only once during any twelve month period and only if Lenco’s cash, cash equivalents and marketable securities exceeds $5 million for the two consecutive quarterly periods. Lenco’s redemption payment obligation is limited to the higher of: (a) 10% of the sum of Lenco’s cash, cash equivalents and marketable securities in excess of $5 million on the applicable redemption date; or (b) the amount by which Lenco’s cash, cash equivalents and marketable securities on the redemption date exceeds the sum of: (x) the amount of principal and accrued and unpaid interest on Lenco’s outstanding subordinated promissory notes and (y) $10 million.

Item 3.02.   Unregistered Sales of Equity Securities.

The information provided in response to Items 1.01, 2.01 and 5.03 of this report is incorporated by reference into this Item 3.02.

The offering of the shares of Lenco’s Common Stock, Series B1 Convertible Preferred Stock, Series B2 Convertible Preferred Stock and subordinated promissory notes in connection with the Merger Agreement was made in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

The offering of the shares of Lenco’s Series A Convertible Preferred Stock in connection with the Financing was made in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

Prior to the consummation of the Merger, there were approximately 71,000,000 shares of Lenco Common Stock outstanding and 107,500 shares of Lenco Series A Convertible Preferred Stock outstanding.

In connection with the Merger, iLoop stockholders received approximately 23,100,000 shares of Lenco Common Stock, bringing the total number of shares of Lenco Common Stock outstanding to approximately 94,100,000. Following the Merger and the Financing, Lenco also has outstanding approximately 161,752 shares of Series A Convertible Preferred Stock, 88,000 shares of Series B1 Convertible Preferred Stock, 58,000 shares of Series B2 Convertible Preferred Stock and $2.55 million of subordinated notes.

Item 3.03.   Material Modification to Rights of Security Holders.

The information provided in response to Item 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Matthew Harris as Chief Executive Officer

On December 30, 2011, our board of directors appointed Matthew Harris as our chief executive officer.

Matt Harris, age 51, has served as the chief executive officer of iLoop since 2007. Prior to joining iLoop, Mr. Harris served as chief executive officer of Volantis Systems, a 150-person UK-based mobile software company from 2005 to 2007. Mr. Harris joined Volantis from Metrowerks, where he was also chief executive officer. Metrowerks, a $100m mobile services and software tools company, was acquired as a part of Freescale Semiconductor in December 2006 by a consortium of private equity funds led by The Blackstone Group. Prior to Metrowerks, Mr. Harris served as chief executive officer of Embedix, a 100-person embedded software company sold to Motorola Semiconductor from 2000 to 2003. Mr. Harris’s executive experience, combined with his background as a systems engineer and technology lawyer, make him uniquely qualified to lead high-growth technology companies. Mr. Harris holds an undergraduate degree in finance from the University of Washington and a juris doctorate degree from the University of Michigan.

In connection with the Merger, the Company entered into a Retention Bonus Agreement with Mr. Harris on December 27, 2011. The Retention Bonus Agreement provides compensation to Mr. Harris in part in exchange for Mr. Harris releasing amounts that would have been otherwise due to him at the time of the closing of the Merger pursuant to a change in control agreement between Mr. Harris and iLoop. Pursuant to the Retention Bonus Agreement, Mr. Harris is entitled to receive (a) approximately $39,000 for unpaid business expenses incurred while Mr. Harris was chief executive officer of iLoop, (b) a cash retention bonus of approximately $2.47 million and (c) 3.2 million options to purchase Lenco Common Stock. The cash portion of the retention bonus will be paid in four stages: (i) $87,500 payable by December 31, 2012, (ii) approximately $580,000 payable upon the earlier of a qualified financing of Lenco of at least $10 million or July 1, 2012, (iii) $900,000 payable on December 27, 2012 provided that Mr. Harris is still employed by Lenco, and (iv) $900,000 payable on January 1, 2013 provided that Mr. Harris has not been earlier terminated for cause. If Mr. Harris is terminated without cause or resigns for good reason as defined in the agreement, the amounts in stages (i), (ii) and (iv) will become due and immediately payable. In the event that Lenco fails to make timely payment of any of Mr. Harris’ cash retention bonus, his sole remedy will be the accrual of interest on the unpaid amount at 6% per annum beginning on the payment’s due date and ending upon satisfaction of the amount due. Pursuant to the Agreement, Mr. Harris will have the option before January 13, 2012 to exchange some or all of the amounts due under stages (ii), (iii) and (iv) for shares of Lenco’s Series A Convertible Preferred Stock with a value equal to or less than the aggregate amount of payables due under those stages. In the event that Mr. Harris exchanges amounts due under stage (iii) for shares of Series A Convertible Preferred Stock, those shares shall be subject to forfeiture in the event that Mr. Harris’ employment terminates prior to December 27, 2012. The Retention Bonus Agreement is attached to this report as Exhibit 10.5. The stock options that we agreed to grant to Mr. Harris pursuant to the Retention Bonus Agreement will be issued pursuant to the 2011 Plan, which is discussed under Item 1.01 above.

Board Reorganization

On December 30, 2011, our board of directors appointed Michael Levinsohn, our former chief executive officer and president, as chairman of the board of directors and James L. Liang, our former chairman, as lead independent director.

Two of Lenco’s current directors, Thomas Banks and Ronald Wagner, resigned from their positions on Lenco’s board of directors effective as of the Effective Time of the Merger. Mr. Banks and Mr. Wagner’s resignations were contemplated in connection with the Merger and were not in connection with any disagreement with Lenco on any matter.

As a condition to the closing of the Merger, Lenco agreed to appoint two of iLoop’s current directors, Matthew Harris and Jorgen Larsen, to join Lenco’s board of directors as of the Effective Time.

Please see Mr. Harris’ biography above.

Jorgen Larsen served as chairman of the board at iLoop. Until June 2005, Mr. Larsen was chairman and chief executive officer of London-based Universal Music International, responsible for overseeing the activities of the Universal Music Group in 77 countries outside of North America. Mr. Larsen began his career in advertising and market research in his native Denmark. After five years as marketing manager at Procter & Gamble International in Geneva, he joined CBS Records (now Sony Music) where he spent the next 20 years of his career. During his time at CBS he was managing director  at CBS Sweden, Scandinavian area director, president at CBS Germany, president at CBS France and senior vice president at CBS Europe, before his appointment as president of Sony Music Europe, where his responsibilities also included the company’s subsidiaries, licensees and business development in Asia, Africa, the Middle East and Eastern Europe. In 1991, Mr. Larsen was appointed managing partner of DSB Schallplatten Berlin, the previously state-owned East German record company, before joining Universal Music International as president in 1993. Mr. Larsen was appointed chairman and chief executive officer of the international division of the merged Polygram and Universal companies in December 1998, by far the leading music company in the world, with 8,000 employees in 77 countries around the world. Mr. Larsen is one of the few music industry executives who, in addition to his global responsibilities, has also been the CEO of music companies in a number of countries including Sweden, Germany and France. Mr. Larsen holds an MBA from the University of Wisconsin and a graduate degree in marketing from the Business School of Copenhagen.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 23, 2011, in connection with the Merger and the Financing, we filed (a) an amendment to the certificate of designation of our Series A Convertible Preferred Stock, (b) a certificate of designation setting forth the preferences, rights and limitations of and authorizing the issuance of up to 93,140 shares of the Series B1 Convertible Preferred Stock and (c) a certificate of designation setting forth the preferences, rights and limitations of and authorizing the issuance of up to 58,131 shares of the Series B2 Convertible Preferred Stock. Each of the foregoing amendments to our certificate of incorporation was effective as of the time of filing. The foregoing amendments are attached as Exhibits 3.1, 3.2 and 3.3 to this report and described immediately below.

Series A Convertible Preferred Stock

The amendment to our certificate of designation setting forth the preferences, rights and limitations of the Series A Convertible Preferred Stock amended such certificate of designation to (a) increase the authorized number of Series A Convertible Preferred Stock to 207,500 from 107,500 and (b) reduce the floor for the conversion price from $0.25 to $0.20.

The following is a summary description of the preferences, rights and limitations of the Series A Convertible Preferred Stock as in effect following the amendment to the certificate of designation.

Stated Value:	The stated value per share of Series A Convertible Preferred Stock is $100, subject to increase for accreted dividends.

Voting Rights:
The holders of the Series A Convertible Preferred Stock vote on an as-converted basis together with the holders of Lenco Common Stock as a single class, except with respect to any increase or decrease in the authorized shares of Lenco Common Stock, as to which the holders of the Series A Convertible Preferred Stock have no right to vote.

Negative Covenants:
As long as any Series A Convertible Preferred Stock is outstanding, Lenco is prohibited from taking any of the following actions without the consent of a majority of the then outstanding Series A Convertible Preferred Stock:
•   change adversely the rights given to the Series A Convertible Preferred Stock;
•   authorize or create any class of stock ranking senior to or otherwise pari passu with the Series A Convertible Preferred Stock;
•   amend its charter documents in any manner that adversely affects any rights of the Series A Convertible Preferred Stock;
•   increase the number of authorized shares of Series A Convertible Preferred Stock;
•   declare or pay any cash dividend or distribution on or purchase or redeem any junior securities; and
•   purchase or redeem any shares of Series A Convertible Preferred Stock other than in accordance with the terms of the certificate of designation.

Dividends:
The holders of the Series A Convertible Preferred Stock are entitled to cumulative dividends at the rate (as a percentage of the stated value per share) of 6.0% per annum commencing on the date the first shares of Series A Convertible Preferred Stock were issued, which was September 23, 2010. Dividends are payable (i) quarterly on March 31, June 30, September 30 and December 31 and (ii) upon any liquidation or conversion of the Series A Convertible Preferred Stock into Lenco Common Stock. Dividends accrete to, and increase, the outstanding stated value of the Series A Convertible Preferred Stock and compound quarterly on March 31, June 30, September 30 and December 31.

Voluntary Conversion:
A holder of Series A Convertible Preferred Stock can elect to convert its Series A Convertible Preferred Stock into shares of Lenco Common Stock at any time from and after the earlier of: (i) the second anniversary of the original issue date of the Series A Convertible Preferred Stock and (ii) the date that Lenco’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) over the prior four fiscal quarters exceeds $15 million. Each share of Series A Convertible Preferred Stock is convertible into that number of shares of Lenco Common Stock determined by dividing the stated value of such share of Series A Convertible Preferred Stock (as increased for accreted dividends) by the conversion price.

Conversion Price:
The conversion price is initially $1.50, subject to adjustment if (i) Lenco pays any stock dividends or if Lenco subdivides, combines or reclassifies Lenco Common Stock or (ii) Lenco’s EBITDA for the 15 month period ended December 31, 2011 is less than $27.0 million and Lenco’s EBITDA for the 27 month period ended December 31, 2012 is less than $65.0 million. With respect to the adjustment effected pursuant to clause (ii), the conversion price is reduced by $0.03 per share if EBITDA for the 27 month period ended December 31, 2012 is less than $65.0 million, and the conversion price is reduced by an additional $0.03 per share for each $1.0 million difference between actual EBITDA for such 27 month period and $65.0 million, subject to a conversion price floor of $0.20 per share.

Automatic Conversion:
The Series A Convertible Preferred Stock automatically converts if: (i) Lenco’s EBITDA for the 15 month period ended December 31, 2011 is equal to or greater than $27.0 million, or (ii) Lenco’s EBITDA for the 27 month period ended December 31, 2012 is equal to or greater than $65.0 million. However, an automatic conversion may only occur if Lenco Common Stock, including the shares issuable upon conversion of the Series A Convertible Preferred Stock, is trading on a national securities exchange at the time of conversion.

Liquidation Preference:
The holders of Series A Convertible Preferred Stock are entitled to receive out of Lenco’s assets, whether capital or surplus, before any distribution or payment shall be made to the holders of Lenco Common Stock or other junior securities, an amount per share of Series A Convertible Preferred Stock equal to the sum of (i) the stated value of the Series A Convertible Preferred Stock (as increased for accreted dividends), plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of liquidation, plus (iii) such amount necessary to make the aggregate of all amounts paid with respect to such share of Series A Convertible Preferred Stock equal to an internal rate of return of 30% per annum.

Redemption:
Lenco can redeem the Series A Convertible Preferred Stock at any time after the five-year anniversary of the original issue date of the Series A Convertible Preferred Stock by paying cash in an amount equal to the sum of (i) the stated value of the Series A Convertible Preferred Stock, plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of redemption, plus (iii) such amount necessary to make the aggregate of all amounts paid with respect to such share of Series A Convertible Preferred Stock equal to an internal rate of return of 30% per annum. Lenco must give the holders of the Series A Convertible Preferred Stock at least 30 days advance notice of Lenco’s intent to redeem the Series A Convertible Preferred Stock and Lenco must honor any conversion of the Series A Convertible Preferred Stock before the redemption date.

Series B1 Convertible Preferred Stock

The following is a summary description of preferences, rights and limitations of the Series B1 Convertible Preferred Stock. For a complete description of the preferences, rights and limitations of the Series B1 Convertible Preferred Stock, see the certificate of designation for the Series B2 Convertible Preferred Stock attached to this report as Exhibit 3.2.

Ranking:
The Series B1 Convertible Preferred Stock is junior to the Series A Convertible Preferred Stock and is pari passu with the Series B2 Convertible Preferred Stock with respect to dividend rights, redemption rights and liquidation preference. The Series B1 Convertible Preferred Stock is senior to Lenco Common Stock.

Stated Value:	The stated value per share of Series B1 Convertible Preferred Stock is $100.00, subject to increase for accreted dividends.

Voting Rights:
The shares of Series B1 Convertible Preferred Stock do not have any voting rights, except as required by the Delaware General Corporation Law or the Certificate of Incorporation; provided, however, that as long as any shares of Series B1 Convertible Preferred Stock are outstanding, Lenco shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B1 Convertible Preferred Stock and Series B2 Convertible Preferred Stock voting as a single class on an as converted basis, either: (a) alter or change adversely the powers, preferences or rights given to the Series B1 Convertible Preferred Stock, (b) authorize or create any class of stock ranking, as to distribution of assets upon a Liquidation or the payment of dividends or rights of redemption, senior to or otherwise pari passu with the Series B1 Convertible Preferred Stock, or (c) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B1 Convertible Preferred Stock.

Dividends:
The holders of the Series B1 Convertible Preferred Stock are entitled to cumulative dividends at the rate (as a percentage of the stated value per share) of 3.0% per annum. Dividends are payable (i) quarterly on March 31, June 30, September 30 and December 31 and (ii) upon any liquidation or redemption of the Series B1 Convertible Preferred Stock. Dividends accrete to, and increase, the outstanding stated value of the Series B1 Convertible Preferred Stock and compound annually, beginning on December 31, 2012.

Voluntary Conversion:
A holder of Series B1 Convertible Preferred Stock can elect to convert its Series B1 Convertible Preferred Stock into shares of Lenco Common Stock at any time. Each share of Series B1 Convertible Preferred Stock is convertible into that number of shares of Lenco Common Stock determined by dividing the stated value of such share of Series B1 Convertible Preferred Stock (as increased for accreted dividends) by the conversion price. The conversion price is initially $0.25, subject to adjustment for any stock dividends or if Lenco subdivides, combines or reclassifies Lenco Common Stock.

Automatic Conversion:
The Series B1 Convertible Preferred Stock automatically converts upon the earlier of (i) the closing of a public offering of Lenco’s Common Stock or Common Stock equivalents raising aggregate proceeds of at least $20 million, or (ii) the date specified and approved by the holders of a majority of the outstanding shares of Series B1 Convertible Preferred Stock calculated at the time of the written consent or vote.

Liquidation Preference:
In the event of a liquidation, after payment of all indebtedness and amounts due to the Series A Convertible Preferred Stock,  the holders of the Series B1 Convertible Preferred Stock will be entitled to receive out of Lenco’s assets, whether capital or surplus, an amount per share of Series B1 Convertible Preferred Stock equal to the sum of (i) the stated value of the Series B1 Convertible Preferred Stock (as increased for accreted dividends), plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of the liquidation. If Lenco’s assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B1 Convertible Preferred Stock and all other classes of Preferred Stock having liquidation rights that are pari passu with the Series B1 Convertible Preferred Stock, including the Series B1 Convertible Preferred Stock, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Redemption:
Lenco can redeem the Series B1 Convertible Preferred Stock at any time after the earlier of (i) the five-year anniversary of the original issue date of the Series B1 Convertible Preferred Stock, (ii) the date of a change in control transaction or (iii) upon the fair market value of Lenco’s Common Stock equaling or exceeding 250 percent of the conversion price for the Series B1 Convertible Preferred Stock. The redemption price for each share of Series B1 Convertible Preferred Stock, payable in cash, is an amount equal to either (i) the sum of the stated value of the Series B1 Convertible Preferred Stock, plus any accrued dividends thereon that have not accreted to the stated value through the date of redemption, or (ii) if the redemption is in connection with a change in control transaction, the amount that would be payable to such holder in a change in control transaction if it were treated as a liquidation.

Series B2 Convertible Preferred Stock

The Series B2 Convertible Preferred Stock is identical to the Series B1 Convertible Preferred Stock, except that the initial conversion price is $0.40. For a complete description of the preferences, rights and limitations of the Series B2 Convertible Preferred Stock, see the certificate of designation for the Series B2 Convertible Preferred Stock attached to this report as Exhibit 3.3.

Item 8.01.   Other Events.

Effective December 27, 2011, we have relocated our headquarters to 100 South King Street, Seattle, Washington 98104. The new telephone number for our corporate offices is +1 (206) 467-5342.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of iLoop Mobile, Inc. required by this item are not being filed herewith. To the extent information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this report is required to be filed.

 (d) Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger dated December 27, 2011 between Lenco Mobile Inc. and iLoop Mobile Inc.
3.1	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Certificate of Designation of the Preferences, Rights and Limitations of the Series B1 Convertible Preferred Stock
3.3	Certificate of Designation of the Preferences, Rights and Limitations of the Series B2 Convertible Preferred Stock
4.1	Form of Subordinated Promissory Note
10.1	Form of Warrant Termination Agreement
10.2*	2011 Non-Statutory Stock Option Plan
10.3*	Form of Stock Option Agreement under the 2011 Non-Statutory Stock Option Plan
10.4	Form of Securities Purchase Agreement dated December 23, 2011 related to Series A Convertible Preferred Stock Financing
10.5*	Retention Bonus Agreement between Lenco Mobile Inc. and Matthew Harris

*           Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

By: /s/ Thomas Banks
Thomas Banks
Chief Financial Officer
Date:  December 30, 2011